Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-103024 of United Community Banks, Inc. on Form S-4 of our report dated November 22, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of First Georgia Holding, Inc. for the year ended September 30, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Jacksonville, Florida
February 21, 2003